CWCapital Asset Management(Logo)
March 4, 2015
Management's Report on Assessment of Compliance with Regulation AB Servicing Criteria
1.
CWCapital Asset Management LLC ("CWAM") is responsible for assessing compliance with applicable servicing criteria, set forth in Item 1122(d) of Regulation AB of the Securities and Exchange
Commission, for all commercial mortgage-backed securitization transactions publicly-issued pursuant to a registration statement under the Securities Act of 1933 on or after January 1, 2006 wherein the
Company provides special servicer activities (the Platform), except for servicing criteria
1122(d)(1)(iii),1122(d)(3)(i)(b),1122(d)(3)(i)(c),1122(d)(3)(i)(d),1122(d)(3)(ii),1122(d)(3)(iii),
1122(d)(3)(iv),1122(d)(4)(v),1122(d)(4)(ix),1122(d)(4)(x),1122(d)(4)(xi),1122(d)(4)(xii),1122(d)(4)(xiii),
1122(d)(4)(xiv), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the twelve months ended December 31,
2014 (Applicable Servicing Criteria). With respect to applicable servicing criteria 1122(d)(1)(ii),
1122(d)(2)(vi),1122(d)(4)(i),1122(d)(4)(iii), and 1122(d)(4)(iv), the Company has determined that there were no activities performed during the twelve months ended December 31, 2014, with respect to the
Platform, because there were no occurrences of events that would require the Company to perform such activities. Appendix A to Management's Report on Assessment of Compliance with Regulation
AB Servicing Criteria identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.
2.
CWCAM has assessed its compliance with the Applicable Servicing Criteria as of December 31, 2014
and for the period from January 1 2014 to December 31, 2014 ("the Reporting Period"). In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of item 1122 of Regulation AB.
3.
Based on such assessment, management believes that as of December 31, 2014 and for Reporting
Period, CWAM has complied in all material respects with the Applicable Servicing Criteria set forth in
Item 1122(d) with respect to the Platform, except for a material instance of noncompliance described in
Schedule A hereto.
4.
Schedule B hereto includes Management's Discussion of the Material Instance of Noncompliance
noted in Schedule A.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report on
CWAM's compliance with the Applicable Servicing Criteria as of December 31, 2014 and for the
Reporting Period.

CWCapital Asset Management LLC
By:_/s/ David B. Iannarone ____ Date:____________________
David B. Iannarone
President
By:_/s/Bruce Cunningham______ Date:___March 4, 2015______
Bruce Cunningham
Chief Financial Officer

Schedule A
Material Instance of Noncompliance
CWAM's assessment of compliance with the Applicable Servicing Criteria set forth by the Securities and
Exchange Commission in paragraph (d) of Item 1122 of Regulation AB as of December 31, 2014 and for the
Reporting Period, disclosed a material instance of noncompliance occurred with respect to the servicing criterion set forth in Item 1122(d)(1)(i), as follows:
With respect to compliance with servicing criterion 1122(d)(1)(i), the Company's policies and procedures were not properly instituted to monitor loan performance or other triggers and events of defaults in accordance with the transaction agreements.

Schedule B
Management's Discussion on Material Instance of Noncompliance
1122(d)(1)(i), Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance of the transaction agreements. Timely reporting results of monitoring loan performance to the trusts, in accordance with the transaction agreements.
Noncompliance:
The instance of material noncompliance, for the Reporting Period included a failure to deliver required asset status reports ("ASRs") to the transaction parties in a timely manner with respect to certain transaction agreements described in the table below. The preparation and delivery of ASRs to the transaction parties are a component of CWAM's requirements under section 1122(d)(1)(i) of Regulation AB. The typical delivery timeframe ranges from 30 to 90 days and is dependent upon the related transaction agreements. Certain securitizations require ASRs upon transfer of a loan to CWAM. During the reporting period, CWAM prepared the required ASRs, but failed to deliver the ASRs within the timeframes specified in the transaction agreements. The ASRs for a total of 34 loans related to 17 securitizations were not delivered on time. CWAM remedied the issue in December 2014 by delivering all of the delinquent reports.
#
Securitization
Number of loans impacted
1
BACM 2006-3
1
2
BACM 2008-1
3
3
CD 2007-CD4
5
4
CGCMT 2007-C6
4
5
GSMS 2012-GCJ7
1
6
JPMC 2006-CIBC17
3
7
JPMC 2006-LDP9
3
8
JPMC 2007-LDP11
2
9
JPMCC 2006-CIBC14
1
10
JPMCC 2008-C2
1
11
MLCFC 2006-1
1
12
MLCFC 2007-5
2
13
MLCFC 2007-6
1
14
MLMT 2006-C1
1
15
WBCMT 2006-C25
1
16
WBCMT 2006-C26
2
17
WBCMT 2006-C28
2
Total
34
Remediation:
In response to the procedural and system control weaknesses, CWAM's Compliance Committee conducted a process analysis and implemented various measures to prevent recurrence. The measures included additional task-specific training and development of a workflow chart with responsible parties including assignment of senior manager responsible for the ASR process.

Appendix A
BACM 2006-3
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-3
BACM 2006-6
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6
BACM 2007-1
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1
BACM 2008-1
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-1
CD 2007-CD4
CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4
CGCMT 2007-C6
Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6
COBALT 2006-C1
COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates,
Series 2006-C1
COBALT 2007-C2
COBALT CMBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates,
Series 2007-C2
COBALT 2007-C3
COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates,
Series 2007-C3
COMM 2006-C7
Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C7 Commercial Mortgage Pass-Through Certificates
COMM 2012-LC4
Deutsche Mortgage & Asset Receiving Corporation, COMM 2012-LC4 Commercial Mortgage Pass-Through
Certificates
DBUBS 2011-LC3
U.S Bank National Association, as Trustee for the registered holders of DBUBS 2011-LC3 Commercial Mortgage Pass through Certificates
GMAC 2006-C1
GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1
GSMSC 2006-GG8
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-GG8 and
Companion Loan Noteholders
GSMSC 2007-GG10
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2007-GG10
GSMSC 2014-GC26
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GC26 and
Companion Loan Noteholders

GSMSC 2014-GC22
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GC22 and
Companion Loan Noteholders
GSMS 2012-GCJ7
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GCJ7 and
Companion Loan Noteholders
JPMBB 2014-C23
J.P. Morgan Chase Commercial Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2014-C23
JPMC 2006-CIBC17
J.P. Morgan Chase Commercial Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2006-CIBC17
JPMC 2006-LDP9
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
Certificates, Series 2006-LDP9
JPMC 2007-LDP11
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series
2007-LDP11
JPMCC 2006-CIBC14
J.P. Morgan Chase Commercial Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2006-CIBC14
JPMCC 2008-C2
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2, Commercial Mortgage Pass-Through Certificates,
Series 2008-C2
JPMCC 2013-C10
Wells Fargo, National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage
Securities Trust 2013-C10, Commercial Mortgage Pass-Through Certificates, Series 2013-C10
JPMCC 2013-LC11
Wells Fargo, National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage
Securities Trust 2013-LC11, Commercial Mortgage Pass-Through Certificates, Series 2013-LC11
LBCMT 2007-3
LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3
LBUBS 2006-C4
LB-UBS Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series 2006-C4
LBUBS 2007-C1
LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1
LBUBS 2007-C2
LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1
LBUBS 2008-C1
LB-UBS Commercial Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1
MLCFC 2006-1
ML-CFC Commercial Mortgage Trust 2006-2, Commercial Mortgage Pass-Through Certificates, Series 2006-1

MLCFC 2006-2
ML-CFC Commercial Mortgage Trust 2006-2, Commercial Mortgage Pass-Through Certificates, Series 2006-2
MLCFC 2007-5
ML-CFC Commercial Mortgage Trust 2007-5, Commercial Mortgage Pass-Through Certificates, Series 2007-5
MLCFC 2007-6
ML-CFC Commercial Mortgage Trust 2007-6, Commercial Mortgage Pass-Through Certificates, Series 2007-6
MLMT 2006-C1
Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1
MSCI 2007-HQ12
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-HQ13
MSCI 2007-HQ13
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-HQ13
UBS 2012-C2
UBS-Barclays Commercial Mortgage Trust 2012-C2., Series 2012-C2
WBCMT 2006-C23
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23
WBCMT 2006-C25
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C25
WBCMT 2006-C26
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26
WBCMT 2006-C28
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C2
WBCMT 2007-C30
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30
WBCMT 2007-C32
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32
WBCMT 2007-C34
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C34
WFRBS 2013-C15
Wells Fargo Bank, National Association, Commercial Mortgage Pass-Through Certificates, Series 2013-C15
WFRBS 2013-C18
Wells Fargo Bank, National Association, Commercial Mortgage Pass-Through Certificates, Series 2013-C18
WFRBS 2013-C19
Wells Fargo Bank, National Association, Commercial Mortgage Pass-Through Certificates, Series 2013-C19
WFRBS 2013-UBS1
Wells Fargo Bank, National Association, Commercial Mortgage Pass-Through Certificates, Series 2013-UBS1
WFRBS 2014-C21
Wells Fargo Bank, National Association, Commercial Mortgage Pass-Through Certificates, Series 2014-C21

WFRBS 2014-C22
Wells Fargo Bank, National Association, Commercial Mortgage Pass-Through Certificates, Series 2014-C22
WFRBS 2014-C23
Wells Fargo Bank, National Association, Commercial Mortgage Pass-Through Certificates, Series 2014-C23
WFRBS 2014-C25
Wells Fargo Bank, National Association, Commercial Mortgage Pass-Through Certificates, Series 2014-C25
MSBAM 2014-C19
Morgan Stanley, Bank of America, Merrill Lynch Trust, Commercial Mortgage Pass-Through Certificates, Series 2014-
C19